AFFIRM HOLDINGS, INC.
AMENDED AND RESTATED 2012 STOCK PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT
Pursuant to your Global Notice of Stock Option Grant (the “Grant Notice”) and this Global Stock Option Award Agreement, including the additional terms and conditions for certain countries, as set forth in the addendum attached hereto (the “Addendum” and, together, this “Stock Option Agreement”), Affirm Holdings, Inc., a Delaware corporation (the “Company”), has granted you (the “Grantee”) as of the Date of Grant set forth in the Grant Notice, an option to purchase the number of Shares set forth in your Grant Notice (the “Option”) pursuant to the Company’s Amended and Restated 2012 Stock Plan and any applicable sub-plan for a particular country (together, the “Plan”). Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan or in the Grant Notice shall have the meaning ascribed to them in the Plan or in the Grant Notice. In the event of any conflict between the terms of this Stock Option Agreement and the Plan, the terms of the Plan will control.
1.Grant of Option. Effective as of the Date of Grant set forth in the Grant Notice, the Company irrevocably grants to Grantee the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Stock Option Agreement, subject to adjustments as provided in Section 14 of the Plan.
2.Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, if the Option is designated as an Incentive Stock Option and Grantee is a Ten Percent Holder as of the Date of Grant, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.
3.Vesting.
(a)Subject to Section 4 below, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)No portion of the Option that has not become vested and exercisable on the date on which Grantee’s Continuous Service Status ends shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Grantee.
(c)Notwithstanding Section 3(a) hereof and the Grant Notice, but subject to Section 3(b) hereof, in the event of a Corporate Transaction, the Option shall be treated pursuant to Section 14(c) and Section 15 of the Plan.
(d) For purposes of the Option, Grantee’s Continuous Service Status will be considered terminated as of the date Grantee is no longer actively providing services to the Company or, if different, Grantee’s employer (the “Employer”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is a providing services or the terms of Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Stock Option Agreement or determined by the Administrator, (i) Grantee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g.,
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Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Grantee is providing services or the terms of Grantee’s employment or service agreement, if any); and (ii) the period (if any) during which Grantee may exercise the Option after such termination of Grantee’s Continuous Service Status will commence on the date Grantee ceases to actively provide services and will not be extended by any notice period or the terms of Grantee’s employment or service agreement, if any; the Administrator shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of this Option grant (including whether Grantee may still be considered to be providing services while on a leave of absence).
4.Timing of Exercise. Except as otherwise provided herein, the term of the Option (the “Option Term”) shall commence on the Date of Grant and terminate on the date of the first to occur of the following events:
(a) If the Option is designated as an Incentive Stock Option and Grantee, at the time the Option was granted, was a Ten Percent Holder, the expiration of five (5) years from the Date of Grant;
(b)The tenth (10th) anniversary of the Date of Grant;
(c)One (1) year following Grantee’s termination of Continuous Service Status with the Company and its Affiliates as a result of the termination of Grantee’s Continuous Service Status by the Company or any of its Affiliates on account of death or Disability;
(d)Thirty (30) days following Grantee’s termination of Continuous Service Status as a result of the termination of Grantee’s Continuous Service Status by Grantee other than for Cause; and
(e)The close of business on the last business day immediately prior to the date of Grantee’s termination of Continuous Service Status by the Company for Cause or for any reason other than those reasons set forth above.
The termination of Grantee’s Continuous Service Status for purposes of this Section 4 will be determined as set forth in Section 3(d). Upon the expiration of the Option Term, the Options and all unexercised rights granted to Grantee hereunder shall terminate and thereafter be null and void.
5.Method of Exercise. Grantee may exercise all or any portion of the Options, to the extent vested, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent; provided that, with the consent of the Administrator, in accordance with Section 8(d) of the Plan, Grantee may satisfy the payment of the aggregate Exercise Price of such Shares pursuant to a Cashless Transaction or through electing to have the Company withhold from the number of Shares that would otherwise be issued upon exercise of the Option the largest whole number of Shares with a Fair Market Value equal to the applicable aggregate Exercise Price payable in respect of such exercise.
6.No Rights to Continuation of Employment or Future Awards. Nothing in the Plan or this Stock Option Agreement shall confer upon Grantee any right to any future Award or to continue in the employ of the Company or any Affiliate thereof, or shall interfere with or restrict the right of the Company or its Affiliates to terminate Grantee’s employment any time for any reason whatsoever, with or without cause.
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7.Nontransferability of Option. Except as otherwise provided under Section 13 of the Plan, neither this Stock Option Agreement nor any rights granted herein shall be transferable or assignable by Grantee.
8.Responsibility for Taxes.
(a)As a condition to the grant, vesting, and exercise of the Option, Grantee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social security contributions (including employer’s social security contributions to the extent such amounts may be lawfully recovered from Grantee), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction) or required deductions, withholdings or payments legally applicable to him or her and related to the receipt, vesting or exercise of the Option, the issuance or subsequent sale of the Shares underlying to the Option, or the participation in the Plan (“Tax-Related Items”) is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Grantee further acknowledges and agrees that Grantee is solely responsible for filing all relevant documentation that may be required in relation to the Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, its Parent, Subsidiaries or Affiliates (the “Company Group”) pursuant to Applicable Laws), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or exercise of the Option, the issuance of the Shares underlying the Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.
(b)Grantee further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the receipt, vesting or exercise of the Option, the issuance or subsequent sale of the Shares underlying the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Grantee also understands that Applicable Laws may require varying Option or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Grantee under Applicable Laws.
(c)Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(d)Pursuant to this Stock Option Agreement and subject to Applicable Laws, Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy Grantee’s Tax-Related Items by (i) withholding from Grantee’s wages or other compensation paid to Grantee by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon exercise of the Option; or (iv) such other method as determined by the Company.
(e)Depending on the method of satisfying the Tax-Related Items, the Company may pay, withhold or account for such Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including
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maximum applicable rates, in Grantee’s jurisdiction(s). In the event of over-withholding, Grantee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Grantee may be able to seek a refund from the local tax authorities.
(f)Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to pay, withhold or account for as a result of Grantee’s receipt, vesting or exercise of the Option, the issuance of the Shares underlying the Option or the participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
(g)Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s receipt, the vesting and/or exercise of the Option, the issuance of Shares underlying the Option and/or the disposition of such Shares. Grantee represents that Grantee has consulted any tax consultants Grantee deems advisable in connection with the receipt of the Option, the vesting and/or exercise of the Option, the issuance of Shares underlying the Option and/or the disposition of such Shares and that Grantee is not relying on the Company (or the Employer) for any tax advice.
9.Nature of Grant. In accepting the Option, Grantee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;
(c)all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;
(d)Grantee is voluntarily participating in the Plan;
(e)the Option and the Shares purchased upon exercise, and the income from and value of same, are not intended to replace any pension rights or compensation and are outside the scope of Grantee’s employment contract, if any;
(f)the Options and the Shares purchased upon exercise, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)unless otherwise agreed with the Company in writing, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Grantee may provide as a director of a Subsidiary of the Company;
(h)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
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(i)if the underlying Shares do not increase in value, the Option will have no value;
(j)if Grantee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Grantee’s employment or service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is providing services or the terms of Grantee’s employment or service agreement, if any);
(l)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Stock Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)none of the Company Group shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of the Option (or the calculation of income or withholding taxes thereunder) or of any amounts due to Grantee pursuant to the exercise of the Option or the subsequent sale of the Shares purchased pursuant to the Option.
10.Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares that have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 18 of the Plan.
11.Rights as Stockholder. Grantee shall have no rights of a stockholder with respect to the Shares subject to the Option (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued to Grantee in respect thereof in accordance with this Stock Option Agreement.
12.Stock Option Agreement Subject to Plan. This Stock Option Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
13.Notification of Disposition. If the Option is designated as an Incentive Stock Option, Grantee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Stock Option Agreement if such disposition or transfer is made (a) within two (2) years from the Date of Grant with respect to such Shares or (b) within one (1) year after the transfer of such Shares to Grantee. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Grantee in such disposition or other transfer.
14.Notices. Any notice, demand or request required or permitted to be given under this Stock Option Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail
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with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth below, as subsequently modified by written notice, or if no address is specified below, at the most recent address, email or fax number set forth in the Company’s books and records.
If to the Company, to:
650 California Street
Floor 12
San Francisco, CA 94108
Attn: Chief People Officer
Email: equity@affirm.com
If to Grantee, to: Grantee’s last residence or email address shown on the records of the Company or its affiliates.
15.Data Protection.
(a)To facilitate the administration of the Plan and this Stock Option Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Grantee and to transfer this data to certain third parties such as brokers with whom Grantee may elect to deposit any share capital under the Plan. Grantee consents to the Company (or its payroll administrators) collecting, holding and processing Grantee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.
(b)Grantee understands that Grantee may, at any time, view Grantee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Grantee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Grantee.
16.Miscellaneous.
(a)Governing Law. This Stock Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
(b)Jurisdiction and Venue. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE STATE OF CALIFORNIA IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY ANY OF THE OTHER PARTIES IN SUCH COURTS. FURTHERMORE, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY CERTIFIED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 14 SHALL BE EFFECTIVE SERVICE
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OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.
(c)Addendum and Sub-Plans. Notwithstanding any provisions in this Stock Option Agreement, the Option shall be subject to any special terms and conditions set forth in any Addendum to this Stock Option Agreement for Grantee’s country (the “Addendum”). Moreover, if Grantee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Stock Option Agreement. Furthermore, the Plan shall be deemed to include any special terms and conditions set forth in any applicable sub-plan for Grantee’s country, and, if Grantee relocates to a country for which the Company has established a sub-plan, the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
(d)Entire Agreement; Enforcement of Rights; Amendment. This Stock Option Agreement, together with the Plan and the Grant Notice, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions or agreements between them. Except as contemplated by the Plan, no modification of or amendment to this Stock Option Agreement, nor any waiver of any rights under this Stock Option Agreement, shall be effective unless in writing signed by the parties to this Stock Option Agreement to the extent it would materially and adversely affect the rights of Grantee. The failure by either party to enforce any rights under this Stock Option Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary in the Plan or this Stock Option Agreement, the Company reserves the right to revise this Stock Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.
(e)Severability. Should any provision of this Stock Option Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Stock Option Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Stock Option Agreement. Moreover, if one or more of the provisions contained in this Stock Option Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
(f)Construction. This Stock Option Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Stock Option Agreement shall be deemed to be the product of all of the parties hereto and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(g)Counterparts; Electronic Signature. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and
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delivery of this Stock Option Agreement (including, but not limited to, execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.
(h)Stock Option Agreement Binding on Successors. The terms of this Stock Option Agreement shall be binding upon Grantee and upon Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
(i)Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to Grantee’s current or future participation in the Plan, the Option, the Shares subject to the Option, any other Company securities or any other Company-related documents, by electronic means. Grantee hereby (i) consents to receive such documents by electronic means, (ii) consents to use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(j)Language. Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Grantee to understand the terms and conditions of this Stock Option Agreement. If Grantee has received this Stock Option Agreement, or any other documents related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
(k)Insider Trading/Market Abuse. By accepting the Option, Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. Grantee further acknowledges that, depending on Grantee or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Grantee’s ability to accept, acquire, sell or otherwise dispose of the Shares, rights to the Shares (e.g., Options) or rights linked to the value of the Shares during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Grantee placed before Grantee possessed inside information. Furthermore, Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. Grantee acknowledges that it is Grantee’s responsibility to comply with any applicable restrictions, and Grantee should speak to his or her personal advisor on this matter.
(l)Foreign Asset/Account, Exchange Control and Tax Reporting. Grantee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect Grantee’s ability acquire or hold Option or the Shares or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of the Shares) in a brokerage/bank account outside Grantee’s country. The Applicable Laws of Grantee’s country may require that he or she report such Option, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to Grantee’s country within a certain time period or according to certain procedures. Grantee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with Applicable Laws.
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(m)Necessary Acts. Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Stock Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
(n)Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
(o)Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
17.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Stock Option Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice and this Stock Option Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Stock Option Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Option and on any Shares issued pursuant to this Stock Option Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Effect of Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts the Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option.
[Signature Page Follows]

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The foregoing Stock Option Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Stock Option Agreement pursuant to the Company’s instructions to Grantee (including through an online acceptance process) is acceptable.

Company:
Affirm Holdings, Inc.

By:
Title:

Grantee:

Name:
Address:

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